Exhibit 10.42

To:

Supply@ME Stock Company 3 S.r.l.

via Giosuè Carducci, 36,

Milan

Italy

10 March 2026

Dear Sirs,

RE: Bond Subscription Agreement

Reference is made to your contractual proposal, the content of which is reproduced below and executed on the last page in sign of unconditional acceptance.

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“To:

Nuburu® INC.

7442 Tucson Way, Suite 130

Centennial, CO 80112 I

USA

10 March 2026

Dear Sirs,

RE: Bond Subscription Agreement

We refer to our recent discussions and set out below the terms of our proposal in respect of a bond subscription agreement.

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Bond Subscription Agreement

between:

A)
Supply@ME Stock Company 3 S.r.l., a sole quotaholder limited liability company (società a responsabilità limitata con socio unico) established in Italy, with its registered office in via Giosuè Carducci, 36, Milan, Italy, corporate capital of EUR 1,000 fully paid up, tax code 10976750967, enrolled with the Companies’ Register of Milan-Monza-Brianza-Lodi under no. 10976750967 (the “Issuer”);
B)
Nuburu® INC., a company incorporated under the laws of Delaware (USA), with registered office at 7442 S Tucson Way, Suite 130, Centennial, CO 80112, USA (“Nuburu” or the “Bondholder”);

The Issuer and the Bondholder are together referred to as the “Parties”.

WHEREAS:

(1)
The Issuer – by a notarial resolution of its quotaholder taken on 10 December 2025 and registered in the companies register of Milano Monza Brianza Lodi on 28 January 2026 – has resolved to issue the up to Euro 30,000,000 variable rate bonds due March 2029 (the “Bonds”)

with denomination of Euro 100,000 and multiple of Euro 1, in order to fund its operations (including the purchase price of inventories).
(2)
The Bonds shall be issued in dematerialised form, centralised with Monte Titoli and represented by accounting records on the latter’s system, in compliance with the provisions of article 83 bis of the TUF and of the ”Regulation of central counterparties of central depositories and of the centralised management activity” adopted by the Bank of Italy and by CONSOB by a provision dated 13 August 2018 (as amended and supplemented from time to time).
(3)
By entering into this agreement (the “Subscription Agreement”), the Issuer undertakes to issue on the Issue Date Bonds for a nominal value of Euro 5,250,000.00(the “Initial Bonds”), and the Bondholder undertakes to subscribe and pay for Initial Bonds for a nominal value of Euro 5,250,000.00 (the “Bondholder’s Initial Bonds”), at the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

Terms and capitalized expressions not otherwise defined herein should have the same meaning ascribed to them under the terms and conditions of the Bonds which are set forth in the regulation attached herewith sub Exhibit A (Terms and Conditions of the Bonds) (the “Conditions”), which forms an integral part to this Subscription Agreement.

1.
Issuance. Subject to the terms and conditions of this Subscription Agreement the Issuer shall issue the Initial Bonds, and the Bondholder shall subscribe for and pay, the Bondholder’s Initial Bonds.
2.
Price and payment.
a.
The price to be paid by the Bondholder to the Issuer as consideration for the subscription of the Bondholder’s Initial Bonds is equal to the aggregate nominal value of the Bondholder’s Initial Bonds equal to Euro 5,250,000.00 (the “Subscription Price”).
b.
Subject to the satisfaction of the CPs set forth in section 3 (Conditions Precedent) below, the Bondholder shall subscribe and pay for the Bondholder’s Initial Bonds and the obligation to pay the Subscription Price shall be deemed to be discharged on the Issue Date (i) as to Euro 4,824,293.83, through offset against advance payments made available by Nuburu in four tranches ultimately in favour of the Issuer (the “Advance Payment”); such Advance Payment is to be deemed as future subscription price for the Bondholder’s Initial Bonds (versamento in conto futura sottoscrizione titoli) and (ii) as to Euro 425,706.17, through offset with the amounts due on the Issue Date as one-off premia by the Issuer to the Bondholder pursuant to the agreements regulating the relevant Advance Payment and additional separate agreements between the Parties.
c.
The Initial Bonds shall be delivered by the settlement delivery versus payment issuance procedure (DVP ISSUANCE) with countervalue zero, with value date as at the Issue Date by the centralised management and liquidation system managed by Monte Titoli, and the Bondholder’s Initial Bonds shall be delivered for the benefit and on behalf of the Bondholder, to the securities account opened by the Bondholder the details of which shall be separately communicated by the Bondholders to the Issuer and the Paying Agent.
3.
Conditions Precedent.
a.
The obligations of the Issuer to issue the Initial Bonds, and of the Bondholder to subscribe and pay for, the Bondholder’s Initial Bonds under this Subscription Agreement are subject to the satisfaction of the following conditions precedent (the

“CPs” and each a “CP”), which shall have to be satisfied by the Issue Date:
(i)
the delivery to the Bondholder, by the Issue Date, of a copy of the resolution(s) of the quotaholders’ meeting of the Issuer approving, among other things, the issue of the Bonds and the execution of the Security Documents to which the Issuer is a party, and proof of the latter’s enrolment with the competent Companies' Register pursuant to article 2483 of the Italian Civil Code (the “Resolutions”);
(ii)
the execution, between the Issuer and Monte Titoli, of an agreement for the centralization of the Bonds with Monte Titoli and the delivery to Monte Titoli, by the Issue Date, of instructions for the crediting of the Bondholder’s Initial Bonds to the Bondholder’s account on the Issue Date;
(iii)
the delivery to the Bondholder of copy of the memorandum of association and of the articles of association of the Issuer, updated as at the Issue Date;
(iv)
the delivery to the Bondholder of a certificate addressed to the Bondholder, dated as at the Issue Date and confirming that from the date of this Subscription Agreement to the Issue Date:
(a)
no Material Adverse Change nor any other Trigger Events occurred;
(b)
no event occurred that may determine the untruthfulness, as at the Issue Date, of any of the representations and warranties made by the Issuer pursuant to section 6 (Issuer’s Warranties);
(c)
no breach occurred of any of the obligations undertaken by the Issuer pursuant to the transaction documents governing the issuance of the Bonds.
b.
If any of the CPs is not satisfied or waived (except for the CP under sections 3(a)(i)) by the Bondholder by the Issue Date, the obligations of the Parties under this Subscription Agreement shall automatically cease to be valid and effective - except for the provisions under sections 10 (Confidentiality), 11 (Notices), 14 (Governing Law) and 15 (Exclusive Jurisdiction) below which shall survive and remain fully effective - and the Parties shall have no claim against each other, except for any breach that may have been performed by a Party prior to that moment.
4.
Cooperation. The Parties shall use their commercially reasonable efforts to cooperate with each other, perform any action, enter into any agreement or provide any information that may be required or reasonably appropriate and useful, in order to allow the issuance of the Bonds and the relevant subscription and the completion of the activities and fulfilments envisaged in this Subscription Agreement.
5.
Closing. On the Issue Date:
a.
if not already provided, the Issuer shall provide to the Bondholder evidence of the satisfaction of the CPs;
b.
the Bondholder shall pay the Subscription Price pursuant to, and in accordance with, section 2 (Price and payment) above;
c.
the Issuer shall issue the Initial Bonds pursuant to, and in accordance with, section 2.c (Price and payment) above.
6.
Issuer’s Warranties.
a.
The Issuer makes the following representations and warranties to the Parties (the “Issuer’s Warranties”):
(i)
Status. It is a limited liability company, duly incorporated and validly existing under the law of its jurisdiction of incorporation.

(ii)
Power and no conflicts. Subject to the Resolutions being registered with the competent Companies’ Register, the Issuer has the power to create and issue the Bonds and to enter into and perform, and has taken all necessary action to authorize the creation and issue of the Bonds and the obligations to be assumed by it in this Subscription Agreement, under the Conditions and the Security Documents. The approval, issuance and performance of the Bonds, this Subscription Agreement, the Conditions and the Security Documents do not result in the violation or breach of, or conflict with any of, the Issuer’s articles of association and by-laws or other undertakings assumed by the Issuer.
(iii)
Validity. All authorizations required to enable it lawfully to the creation and issue of the Bonds and to enter into, exercise its rights and comply with its obligations under this Subscription Agreement and the Conditions have been obtained and are in full force and effect.
(iv)
No insolvency proceedings. Solvency. The Issuer is not insolvent and, to its knowledge, was not made the subject-matter of and applications to make it subject to any insolvency proceedings, and no provision to make it subject to insolvency proceedings was issued against it, and it is not in liquidation, nor is it in any of the situations provided for by articles 2482/2 or 2482/3 of the Italian Civil Code, and no meeting was convened for its placement into liquidation (or the request for placement into liquidation), and no resolutions aimed at its liquidation were approved.
(v)
KYC. The Issuer conducts its business in accordance with the applicable anti-money laundering and anti-corruption laws in force from time to time and in accordance with the mandatory procedures and requirements set forth in the relevant applicable provisions.
(vi)
Fairness and accuracy of information. All statements and information relating to the Issuer, as well as the documentation from time to time provided by the Issuer to the Bondholder is true, complete and accurate in all material respects.
(vii)
Absence of Trigger Event and Material Adverse Change. No Trigger Event or Material Adverse Change has occurred.
b.
The Issuer’s Warranties are true and accurate in all material respect on the date of this Subscription Agreement and shall be deemed true and accurate in all material respect at every moment during each Interest Period.
7.
Bondholder’s Warranties and Undertakings.
a.
The Bondholder makes the following representations and warranties to the Parties (the “Bondholder’s Warranties”):
(i)
Professional investor. The Bondholder represents and warrants to the Parties that it is a Professional Investor.
(ii)
Power, authorization and no conflicts. The Bondholder has the power to subscribe and hold the Bondholder’s Initial Bonds and has obtained all consents, approvals and authorizations, if any, required and necessary in connection with the subscription and holding of the Bondholder’s Initial Bonds and the performance of the obligations to be assumed by the Bondholder in this Subscription Agreement and under the Conditions. The subscription of the Bondholder’s Initial Bonds, entering into, performing and complying with this Subscription Agreement and the Conditions do not result in the violation or breach of, or conflict with any of, the Bondholder’s articles of association, by-laws and/or incorporation documents (as may be applicable) or other undertakings assumed by the Bondholder.
b.
The Bondholder’s Warranties are true and accurate in all material respect on the date of this Subscription Agreement and shall be deemed true and accurate in all material respect at every moment during the Interest Period.
8.
Withdrawal.
a.
Right of withdrawal. The Parties hereby mutually acknowledge that the Bondholder shall be entitled to withdraw from this Subscription Agreement at any time before the Issue Date if:
(i)
any Issuer’s warranties made by the Issuer pursuant to this Subscription Agreement is, or proves to be for any reason, untrue or inaccurate on the date on which it was made or on the date on which it is meant to be repeated;
(ii)
the Issuer fails to perform any of its obligations pursuant to this Subscription Agreement;
(iii)
any of the CPs specified in section 3 (Conditions Precedent) did not occur or the Bondholder did not waive it; or
(iv)
by the Issue Date any unforeseeable and extraordinary circumstances occur, as provided for in international practice causing (A) material adverse changes in the political, financial, economic, legislative, currency, market situation, whether at domestic or at international level, as well as any changes relating to domestic or international monetary conditions or in the exchange rate situation, or (B) material adverse events concerning the financial, equity, income or managerial situation of the Issuer, in both cases (A) and (B) where such changes or events make the Initial Bonds issuance impossible or otherwise materially prejudice the potential market for the Bonds in a way that is disproportionate compared to other comparable markets.
b.
Consequences of the withdrawal. Following the withdrawal by the Bondholder pursuant to section 8(a) above:
(i)
the Issuer shall be released from its obligations vis-à-vis the Bondholder pursuant to this Subscription Agreement;
(ii)
the Bondholder shall be exempted from performing any obligation arising from or connected with this Subscription Agreement; and
(iii)
the Issuer shall have an obligation to repay any amounts owed to the Bondholder in connection with this Subscription Agreement, should the latter have already paid them, within thirty Business Days following the day of receipt of a written notice in the manner specified in section 11 below (Notices), whereby the Bondholder notifies to the Issuer its intention of exercise the right set forth under this section 8.
9.
Selling restrictions. In accordance with the Conditions, the Bonds can only be freely transferred to persons who, as declared by the purchaser at the moment of the execution of the purchase agreement, are Professional Investors.
10.
Confidentiality. Except as otherwise agreed in writing by the Parties, from the date of this Subscription Agreement until the 2nd anniversary of the date on which the Conditions ceases to be effective vis-à-vis the Bondholder, (regardless of whether it occurs as a result of a redemption or due to other reasons, such as a transfer of any of the Bonds to a third party), each Party undertakes to maintain – and to ensure that its consultants, directors, employees and partners maintain – strictly confidential and not to disclose to any third parties the existence of this Subscription Agreement, the provisions contained herein, as well as any information on the Issuer received pursuant to this Subscription Agreement or the Conditions, except (i) for the purpose of fulfilling the obligations hereunder or enforcing their rights as provided herein, (ii) as may be required by law or by a governmental, regulatory or stock exchange authority of competent jurisdiction, or (iii) with the prior joint consent of the Issuer and the Bondholder (including for the purposes of any potential press release concerning the transaction envisaged by these Subscription Agreement); and (iv) for the right of the Bondholder to list and/or mention the Subscription Agreement and the transaction envisaged herein for internal reporting only.
11.
Notices.
a.
Addresses. Any communication or notice required and/or permitted to be given under this Subscription Agreement shall be made in writing and in English language, and shall be delivered (i) by hand, (ii) by express courier (providing proof of delivery) sent in advance by e-mail, (iii) by registered letter with return receipt sent in advance by e-mail, or (iv) by e-mail to the following addresses:
(i)
If to Supply@ME Stock Company 3 S.r.l.:

via Giosuè Carducci, 36,

Milan

Italy

Email: matteo.ricchebuono@sfetradex.com

To the attention of Jonathan Matteo Ricchebuono

(ii)
If to Nuburu® INC.

7442 Tucson Way, Suite 130

Centennial, CO 80112 I

USA

Email: alessandro.zamboni@nuburu.net

To the attention of Alessandro Zamboni

or to such other address as may be notified in writing from time to time by the relevant Party to the other Party.

12.
Costs – Taxes. Except as otherwise specifically provided herein or agreed between the Parties, each Party shall pay its own fees, expenses and disbursements respectively incurred in connection with the negotiation, preparation and implementation of this Subscription Agreement, including (without limitation) any fees and disbursements due to its respective auditors, advisors and legal counsels.
13.
Severability. In the event that any provision of this Subscription Agreement or of the Conditions is or becomes invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby as long as the remaining provisions do not fundamentally alter the relations among the Parties and the Parties shall negotiate and agree to a fair revision of this Subscription Agreement and/or of the Conditions, and, more in general, of the instrument, so as to replace the invalid, illegal or unenforceable provisions with provisions as similar in terms to such invalid, illegal or unenforceable provision as may be possible and be valid, legal and enforceable.
14.
Governing Law. This Subscription Agreement shall be governed in all respects, including as to validity, interpretation and effect, by the Laws of the Republic of Italy, without giving effect to its principles or rules of conflict of Laws.
15.
Exclusive Jurisdiction. Any disputes arising out of, or connected with, this Subscription Agreement shall be decided by the Court of Milano (Italy) on an exclusive basis.

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If you agree on the above, please return to us the content of this Subscription Agreement, duly executed as a sign of full and unconditional acceptance of the above.

Best regards,

_________________________________

Supply@ME Stock Company 3 S.r.l.

Name:

Title: ”

****

In sign of unconditional acceptance.

Best regards,

/s/ Alessandro Zamboni

Nuburu® INC.

Name: Alessandro Zamboni

Title: Co-Chief Executive Officer